Exhibit 10.1

AMENDMENT NO. 1 TO

AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”), effective as of January 31, 2008, is entered into by and between IMMUNOMEDICS, INC., a Delaware corporation (“Immunomedics” or the “Company”) and Dr. David M. Goldenberg, an individual presently residing in Mendham, New Jersey (“Dr. Goldenberg”).

WHEREAS, Immunomedics and Dr. Goldenberg entered into that certain Amended and Restated Employment Agreement, dated as of June 28, 2007, effective as of July 1, 2007 (the “Agreement”); and

WHEREAS, Section 5(d) of the Agreement provides for certain terms and conditions for which Immunomedics and Dr. Goldenberg agreed upon relating to life insurance;

WHEREAS, the Company and Dr. Goldenberg have mutually agreed to terminate certain insurance policies and related agreements to which Dr. Goldenberg or certain of his affiliates are the beneficiary; and

WHEREAS, Immunomedics and Dr. Goldenberg desire to amend the Agreement to reflect the terminated insurance policies relating to Dr. Goldenberg.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties, intending to be legally bound, agree to amend the Agreement as follows:

1.	Life Insurance Policies. Section 5(d) of the Agreement and Exhibit A thereto shall be deleted in their entirety and the parties hereby acknowledge and agree that the Company shall not be obligated pursuant to the Agreement to maintain life insurance on the life of Dr. Goldenberg.

2.	Reimbursement for Tax Liability. In consideration of the foregoing, the Company hereby agrees to reimburse approximately $460,000 to the Goldenberg Associates, LLC dated August 5, 1994 (the “Trust”) for the tax liability incurred by the Trust in connection with the termination of certain insurance policies and related agreements. The Trust shall provide such documentation relating to such actual tax liability reasonably satisfactory to the Company.

3.	Confirmation of Agreement. Except as otherwise amended or modified hereby, all terms of the Agreement shall remain in full force and effect.

4.	Capitalized Terms. Capitalized terms used but not defined in the Amendment shall have the meanings ascribed to them in the Agreement.

5.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Agreement as of the day, month and year first above written.

IMMUNOMEDICS, INC.		DAVID M. GOLDENBERG, M.D.

By:	/s/ Cynthia L. Sullivan	By:	/s/ David M. Goldenberg, M.D.
Name:	Cynthia L. Sullivan	Name:	David M. Goldenberg, M.D.
Title:	President & CEO	Title:	Chief Scientific Officer, Chief Medical Officer and Chairman of the Board of Directors

Date: January 31, 2008			Date: January 31, 2008